UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2025

ONFOLIO HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41466	37-1978697
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1007 North Orange Street, 4th Floor, Wilmington, Delaware	19801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (682) 990-6920

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ONFO	Nasdaq Capital Market
Warrants To Purchase Common Stock	ONFOW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 17, 2025, Onfolio Holdings Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with the buyer referred to in the Schedule of Buyers included therein (the “Buyers”), pursuant to which the Company agreed to sell (i) an aggregate principal amount of $6,000,000 in Senior Secured Convertible Notes (the “Notes”), convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) rights to receive Common Stock (the “Rights”).

The Purchase Agreement contains representations and warranties of the Company and the Buyers typical for transactions of this type. In addition, the Purchase Agreement contains customary covenants on the Company’s part typical for transactions of this type.

The Purchase Agreement also obligates the Company to indemnify the Buyers for certain losses, including those resulting from (i) any misrepresentation or breach of any representation or warranty made by the Company or any subsidiary in any of the Transaction Documents (as defined in the Purchase Agreement), (ii) any breach of any covenant, agreement or obligation of the Company or any subsidiary contained in any of the Transaction Documents or (iii) any cause of action, suit, proceeding or claim brought or made against such indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company or any subsidiary) or which otherwise involves such indemnitee that arises out of or results from (A) the execution, delivery, performance or enforcement of any of the Transaction Documents, (B) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the securities, (C) any disclosure properly made by such Buyer, or (D) the status of such Buyer or holder of the securities either as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief).

Senior Secured Convertible Notes

Pursuant to the Purchase Agreement, the Company has issued Senior Secured Convertible Notes (the “Initial Notes”) in the aggregate principal amount of $6,000,000, maturing on November 17, 2027, which are convertible into shares of Common Stock at a conversion price of $0.984, subject to adjustment as provided therein.

Subject to the terms and conditions of the Purchase Agreement, the Company may require each Buyer to participate in one or more additional closings for the purchase by such Buyer and the sale by the Company, of (a)with respect to the First Additional Closing (as defined below), additional Notes in the aggregate original principal amount of $2,000,000, or such other amount as the Company and each Buyer shall mutually agree in writing (such closing of the purchase of such Notes, the “First Additional Closing”), and (b) with respect to any Subsequent Additional Closing (as defined below), Notes with an aggregate original principal amount for all Subsequent Additional Closings not to exceed $292,000,000, or such other amount as the Company and each Buyer shall mutually agree in writing (each such closing of the purchase of such Notes, a“Subsequent Additional Closing”).

The Initial Notes were issued on November 17, 2025, subject to the satisfaction of customary closing conditions. The Notes are senior obligations of the Company and are secured by all personal property and assets of the Company and its subsidiaries, pursuant to a Security Agreement (as defined below) and a Guaranty (as defined below).

The Notes also contain certain negative covenants, including prohibitions on the incurrence of indebtedness, liens, restrictions on redemption and cash dividends, restrictions on the transfer of assets and changes in the nature of business, as well as standard and customary events of default including, but not limited to, failure to make payments when due, failure to observe or perform covenants or agreements contained in the Notes, existence of a default or event of default under any of the Transaction Documents (as defined in the Purchase Agreement), the bankruptcy or insolvency of the Company or any of its subsidiaries and unsatisfied judgments against the Company.

Right to Receive Common Stock

On November 17, 2025, the Company issued to the Buyers the Rights to Receive Common Stock, exercisable for the Right Amount (as defined below) in shares of Common Stock. The Rights shall be exercisable between November 17, 2025, and May 17, 2033. “Right Amount” means the underlying value of this Right, which initially shall be zero and shall increase on each calendar day on or after November 17, 2025, through and including, May 17, 2033, by the Right Daily Incremental Amount (as defined in the Rights) and any accrued and unpaid late charges related thereto.

The Notes and the shares of Common Stock issuable upon conversion of the Notes and exercise of the Rights have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Each Buyer acquired the securities for investment and acknowledged that it is an accredited investor as defined by Rule 501 under the Securities Act. The Notes and shares of Common Stock issuable upon conversion of the Notes and exercise of the Rights may not be offered or sold in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.

Security and Pledge Agreement

Additionally, on November 17, 2025, the Company entered into a Security and Pledge Agreement (the “Security Agreement”) by and among the Company and each of the direct and indirect Domestic Subsidiaries (as defined in the Security Agreement) of the Company (the “Guarantors”), and the lead Buyer, in its capacity as collateral agent, pursuant to which the Company granted to the lead Buyer, for the ratable benefit of the lead Buyer and the other Buyers, a valid, perfected and enforceable security interest in all personal property and assets of the Company and its subsidiaries, which assets include substantially all of the assets of the Company’s in certain of the Company’s subsidiaries.

Guaranty

On November 17, 2025, all of the Guarantors entered into a subsidiary guaranty (the “Guaranty”), pursuant to which the Guarantors agreed to guaranty the Company’s obligations under the Purchase Agreement, the Notes, and other Transaction Documents.

Registration Rights Agreement

On November 17, 2025, the Company also entered into a registration rights agreement with the Buyers (the “Registration Rights Agreement”), which provides, subject to certain limitations, the Buyers with certain registration rights for the shares of Common Stock issuable upon conversion of the Notes and exercise of the Rights. The Registration Rights Agreement requires the Company to prepare and file a registration statement with the U.S. Securities and Exchange Commission within 30 days after the issuance of the Notes to register the resale of the shares underlying the Notes and the Rights and cause such registration statement to be declared effective within 60 days after the issuance of the Notes. In the event that the Company fails to file the registration statement by the prescribed deadline or such registration statement is not declared effective by the prescribed deadline or the Company fails to maintain the effectiveness of such registration statement, then the Company shall pay to each holder of registrable securities relating to such registration statement an amount in cash equal to two percent (2.0%) of such investor’s original principal amount stated in such investor’s Note.

The foregoing summary of the Purchase Agreement, Notes, Security Agreement, Guaranty and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, Note, Right, Security Agreement, Guaranty and Registration Rights Agreement, the forms of which are filed with this Current Report on Form 8-K (this “Form 8-K”) as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 respectively, and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Information regarding unregistered sales of securities set forth under Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

2

This Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company, nor shall there be any sale of any securities of the Company in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 7.01 Regulation FD Disclosure.

On November 18, 2025, the Company issued a press release announcing that the Company entered into the Purchase Agreement and Notes. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

The information provided in this Item 7.01 (including Exhibit 99.1 hereto), is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement between Onfolio Holdings Inc. and Buyers, dated November 17, 2025
10.2	Form of Senior Secured Convertible Note
10.3	Form of Right to Receive Common Stock
10.4	Form of Security and Pledge Agreement
10.5	Form of Guaranty
10.6	Form of Registration Rights Agreement
99.1	Press Release, dated November 18, 2025

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONFOLIO HOLDINGS INC.

Date: November 19, 2025

	By:	/s/ Dominic Wells
Dominic Wells
Chief Executive Officer

4